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                                                                  Ex-99.5(a)
                           INVESTMENT ADVISORY AGREEMENT

                   AGREEMENT made this 27th day of May, 1977, by and
              between MERRILL LYNCH BASIC VALUE FUND, INC., a Maryland corporation (the "Fund"), and FUND ASSET MANAGEMENT, INC., a Delaware corporation (the "Adviser");

                                W I T N E S S E T H:
                                - - - - - - - - - -

                   WHEREAS, the Fund is engaged in business as a diver-
              sified open-end management investment company and is reg-istered as such under the Investment Company Act of 1940 (the "Investment Company Act");

                   WHEREAS, the Adviser is engaged principally in render-
              ing advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940; and

                   WHEREAS, the Fund desires to retain the Adviser to
              render investment supervisory and corporate administrative services to the Fund in the manner and on the terms here-inafter set forth;

                   NOW, THEREFORE, in consideration of the premises and
              the covenants hereinafter contained, the Fund and the Adviser hereby agree as follows:

                   ARTICLE 1. Duties of the Adviser.  The Fund hereby
                              ---------------------
              employs the Adviser to act as the investment adviser to
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              and manager of the Fund and to manage the investment and
              reinvestment of the assets of the Fund and to administer its affairs, subject to the supervision of the Board of Directors of the Fund, for the period and on the terms and conditions set forth in this Agreement. The Adviser hereby accepts such employment and agrees during such period, at its own expense, to render the services and to assume the obligations herein set forth for the com-pensation provided for herein. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or autho-rized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

                   (a) Investment Advisory Services.  In acting as in-
                       ----------------------------
              vestment adviser to the Fund, the Adviser shall regularly provide the Fund with such investment research, advice and supervision as the latter may from time to time consider necessary for the proper supervision of its funds and shall furnish continuously an investment program and shall determine from time to time what securities shall be pur-chased, sold or exchanged and what portion of the assets of the Fund shall be held in the various securities in which the Fund may invests subject always to the restrictions of



                                        2.
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               its Articles of Incorporation and By-Laws, as amended from time to time, the provisions of the Investment Company Act, and the statements relating to the Fund's investment objec-tives, investment policies and investment restrictions as the same are set forth in the currently effective prospectus of the Fund under the Securities Act of 1933 (the "Prospectus"). The Adviser shall also make recommendations as to the manner
               In which voting rights, rights to consent to corporate action and any other rights pertaining to the Fund's portfolio securities shall be exercised. Should the Board of Directors of the Fund at any time, however, make any definite determina-tion as to investment policy and notify the Adviser thereof, the Adviser shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. The
               Adviser shall take, on behalf of the Fund, all actions which it deems necessary to implement the investment policies determined as provided above, and in particular to place all orders for the purchase or sale of portfolio securities for the Fund's account with brokers or dealers selected by it.
               In connection with the selection of such brokers or dealers and the placing of such orders, the Adviser is directed at all times to seek to obtain for the Fund the most favorable execution and price within the meaning of such terms as determined by the Board of Directors and set forth in the Prospectus.

                                      3.
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             Subject to this requirement and the provisions of the
             Investment Company Act, the Securities Exchange Act of
             1934, and other applicable provisions of law, nothing shall prohibit the Adviser from selecting brokers or dealers with which it or the Fund is affiliated.

                   (b) Administrative Services.  In addition to the
                       -----------------------
             performance of investment advisory services, the Adviser shall perform, or supervise the performance of, adminis-trative services in connection with the management of the Fund. In this connection, the Adviser agrees to (i) as-sist in supervising all aspects of the Fund's operations, including the co-ordination of all matters relating to the functions of the custodian, transfer agent, other shareholder service agent, accountants, attorneys and other parties performing services or operational functions for the Fund, (ii) provide the Fund, at the Adviser's expense, with services of persons competent to perform such administrative and clerical functions as are neces-sary in order to provide effective administration of the Fund, including duties in connection with shareholder re-lations, reports, redemption requests and account adjust-ments and the maintenance of certain books and records of the Fund, (iii) provide the Fund, at the Adviser's expense, with adequate office space and related services necessary for its operations as contemplated in this Agreement, and


                                       4.
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                (iv) supervise and administer the operation of the Exchange
                Privilege referred to in the Prospectus. The Fund acknowl-edges that the Adviser intends to arrange for the provision of services and the performance of functions referred to in this subsection (b) by Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Administrator") pursuant to an Adminis-tration Agreement between the Adviser and the Administrator.

                     ARTICLE 2. Allocation of Charges and Expenses.
                                ----------------------------------
                     (a) The Adviser.  The Adviser assumes and shall pay
                         -----------
                for maintaining the staff and personnel, and shall at its own expense provide the equipment, office space and facil-ities, necessary to perform its obligations under this Agree-ment, and shall pay all compensation of officers of the Fund and the fees of all directors of the Fund who are "affiliated persons" (as defined in the Investment Company Act) of Merrill Lynch & Co., Inc. or its subsidiaries.

                     (b) The Fund.  The Fund assumes and shall pay all
                         --------
                expenses of the Fund, including, without limitation: organization costs, taxes, expenses for legal and auditing services, costs of printing proxies, stock certificates, shareholder reports and prospectuses (except to the extent paid by the Distributor), chareges of the Custodian and Transfer Agent, expenses of redemption of shares, Securities



                                        5.
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              and Exchange Commission fees, expenses of registering the
              shares under Federal and state securities laws, fees and expenses of directors who are not affiliated persons of Merrill Lynch & Co., Inc. or its subsidiaries, accounting and pricing costs (including the daily calculation of net asset value), insurance, interest, brokerage costs, lit-igation and other extraordinary or non-recurring expenses, and other expenses properly payable by the Fund.

                   ARTICLE 3. Compensation of the Adviser
                              ---------------------------
                    (a) Investment Advisory Fee.  For the services ren-
                        -----------------------
              dered, the facilities furnished and expenses assumed by the Adviser, the Fund shall pay to the Adviser at the end of each calendar month a fee based upon the average daily value of the net; assets of the Fund, computed as of the time of close of trading on the New York Stock Exchange on each day on which such Exchange is open for trading during such month, as determined and computed in accor-dance with the answer to Item 30(a) to the Form N-8B-1 of the Fund on file with the Securities and Exchange Com-mission at the following annual rates: 0.60% of that portion of the average net assets of the Fund not exceed-ing $100 million; 0.50% of that portion of the average net assets of the Fund in excess of $100 million but not exceeding $200 million; and 0.40% of that portion of the



                                         6.
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                average net assets of the Fund in excess of $200 million.
                During any period when the determination of net asset value is suspended by the Board of Directors of the Fund, the net asset value of a share as of the last business day prior to such suspension shall for this purpose be deemed to be the net asset value at the close of each succeeding business day until it is again determined.

                     (b) Expense Limitations.  In the event the operat-
                         -------------------
                ing expenses of the Fund, including the investment advisory fee payable to the Adviser pursuant to subsection (a) hereof, for any fiscal year ending on a date on which this Agreement is in effect exceed the expense limitations applicable to the Fund imposed by state securities laws or regulations thereunder, as such limitations may be raised or lowered from time to time, the Adviser shall reduce its investment advisory fee by the extent of such excess and, if required pursuant to any such laws or regulations, will reimburse the Fund in the amount of such excess; provided, however, to the extent permitted by law, there shall be excluded from such expenses the amount of any interest, taxes, brokerage com-missions and extraordinary expenses (including but not limited to legal claims and liabilities and litigation costs and any indemnification related thereto) paid or payable by the Fund. Whenever the expenses of the Fund exceed a pro rata portion of the applicable annual expense limitations,


                                      7.
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               the estimated amounts of reimbursement under such limita-
               tions shall be applicable as an offset against the monthly payment of the advisory fee due to the Adviser. Should two or more such expense limitations be applicable as at the end of the last business day of the month, that expense limita-tion which results in the largest reduction in the Adviser's fee shall be applicable.

                    ARTICLE 4. Limitation of Liability of the Adviser.
                               --------------------------------------
               The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with any investment policy or the purchase, sale or redemption of any securities on the recommendation of the Adviser. Nothing herein contained shall be construed to protect the Adviser against any liability to the Fund or its security holders to which the Adviser shall otherwise be subject by reason of willful misfeasance, bad faith, gross negligence in the performance of its duties on behalf of the Fund, reckless disregard of the Adviser's obligations and duties under this Agreement or the violation of any appli-cable law.

                    ARTICLE 5. Activities of the Adviser.  The services of
                               -------------------------
               the Adviser under this Agreement are not to be deemed exclu-sive, and the Adviser shall be free to render similar services to others so long as its services hereunder are not impaired thereby. It is understood that directors, officers, employees


                                      8.
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               and shareholders of the Fund are or may become interested in the Adviser, as directors, officers, employees or shareholders or otherwise and that directors, officers, employees or shareholders of the Adviser are or may become similarly interested in the Fund, and that the Adviser is or may become interested in the Fund as shareholder or otherwise.

                    ARTICLE 6. Duration and Termination of this Agreement.
                               ------------------------------------------
               This Agreement shall become effective as of the date first above written and shall remain in force until December 31, 1978 and thereafter, but only so long as such continuance is specifically approved at least annually by (i) the Board of Directors of the Fund, or by the vote of a majority of the outstanding voting securities of the Fund, and (ii) a major-ity of those directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

                    This Agreement may be terminated at any time, without
               the payment of any penalty, by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Fund, or by the Adviser, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

                    The terms "vote of a majority of the outstanding voting
               securities", "assignment", "affiliated person" and "in-

                                        9.
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              terested person", when used in this Agreement, shall have
              the respective meanings specified in the Investment Company
              Act.

                    ARTICLE 7. Amendments of this Agreement.  This Agree-
                               ----------------------------
              ment may be amended by the parties only if such amendment is specifically approved by (i) the Board of Directors of the Fund, or by the vote of a majority of outstanding voting securities of the Fund, and (ii) a majority of those direc-tors of the Fund who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

                   ARTICLE 8. Governing Law.  The provisions of this
                              -------------
              Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect and the applicable provisions of the Investment Company Act. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

                    IN WITNESS WHEREOF, the parties hereto have executed
              this Agreement as of the day and year first above written.

                                        MERRILL LYNCH BASIC VALUE FUND, INC.

                                        By /s/ Arthur Zeikel
                                           ---------------------------------
                                                President

              Attest:
                     By /s/ Stephen M. M. Miller
                        -------------------------
                            Secretary


                                         10.
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                                          FUND ASSET MANAGEMENT,


                                          By /s/
                                            -------------------------
                                                President

              Attest:
                      /s/ Stephen M. M. Miller
                      -------------------------
                   Secretary








                                       11.